UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

———————

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

———————

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On August 18, 2016 Bright Mountain Media, Inc. issued an aggregate of 1,006,000 shares of our common stock at a conversion price of $0.50 per share to Mr. W. Kip Speyer, our Chairman and Chief Executive Officer, in full satisfaction of $500,000 principal and accrued but unpaid interest due under 12% convertible promissory notes representing funds we borrowed from him between December 2015 and July 2016 in accordance with the terms of the notes.  In addition, on August 18, 2016 we issued Mr. Andrew A. Handwerker, a principal shareholder of our company, 201,200 shares of our common stock at a conversion price of $0.50 per share in full satisfaction of $100,000 principal and accrued but unpaid interest due under a 12% convertible promissory note representing funds we borrowed from him in December 2015 in accordance with the terms of the note.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions provided by Section 3(a)(9) of that act.

On August 18, 2016 the holders of an aggregate of 1,800,000 shares of our 10% Series A Convertible Preferred Stock, including Mr. W. Kip Speyer, Mr. Charles H. Lichtman, a member of our Board of Directors, and Mr. Handwerker, converted those shares, including accrued but unpaid dividends, into an aggregate of 1,908,673 shares of our common stock at a conversion price of $1.00 per share pursuant to the designations, rights and preferences of such preferred stock.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

On August 18, 2016 Mr. Handwerker converted 1,000,000 shares of our 10% Series B Convertible Preferred Stock, including accrued but unpaid dividends, into 1,060,375 shares of our common stock at a conversion price of $1.00 per share pursuant to the designations, rights and preferences of such preferred stock.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

On August 18, 2016 the holders of an aggregate of 1,800,000 shares of our 10% Series C Convertible Preferred Stock, including Mr. W. Kip Speyer and Mr. Handwerker, converted those shares, including accrued but unpaid dividends, into an aggregate of 1,908,675 shares of our common stock at a conversion price of $1.00 per share pursuant to the designations, rights and preferences of such preferred stock.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

On August 18, 2016 Mr. Handwerker converted 500,000 shares of our 10% Series D Convertible Preferred Stock, including accrued but unpaid dividends, into 530,187 shares of our common stock at a conversion price of $1.00 per share pursuant to the designations, rights and preferences of such preferred stock.  The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016	Bright Mountain Media, Inc.

	By:	/s/ Dennis W. Healey
Dennis W. Healey, Chief Financial Officer